UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2018

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;. Compensatory Arrangements of Certain Officers

On February 15, 2018, the Board of Directors (the “Board”) of Medical Properties Trust, Inc. (the “Company”) appointed Elizabeth N. Pitman, J.D., CHPC, as a director of the Company, effective February 15, 2018.

Ms. Pitman is an attorney with Waller Lansden Dortch & Davis, LLP, a leading provider of legal services to the healthcare industry. Ms. Pitman provides counsel to publicly traded and privately owned hospitals and healthcare systems, surgery centers, physician groups, and healthcare information technology companies on a variety of matters, including healthcare privacy, data and cyber security compliance, Medicare reimbursement, Stark and anti-kickback compliance, and technology licensing. Prior to joining Waller Lansden Dortch & Davis, Ms. Pitman served as general counsel at SuccessEHS, Inc., a provider of electronic health records and revenue cycle management solutions. Certified in Healthcare Privacy Compliance (CHPC), Ms. Pitman received her J.D. from The University of Alabama School of Law and a B.S. from Alabama in Accounting.

Ms. Pitman will be compensated for her service as a director on the same basis as other non-employee directors of the Company. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2017 Annual Meeting of Stockholders as filed with the Commission on April 27, 2017. As compensation for serving on the Company’s Board, each non-employee director receives a cash retainer and has annually been awarded restricted stock which vests over three years in equal quarterly amounts. The Company also reimburses its directors for reasonable expenses incurred in attending Board and committee meetings. The Company’s Compensation Committee may change the compensation of the Company’s non-employee directors at its discretion.

In connection with Ms. Pitman’s appointment to the Board, the Company expects to enter into its standard indemnification agreement in substantially the same form as previously filed as an exhibit to the Company’s Registration Statement on Form S-11 filed with the Commission on October 26, 2004, as amended (File No. 333-119957). The indemnification agreement will generally provide that the Company will, to the fullest extent permitted by Maryland law, indemnify and defend Ms. Pitman against all losses and expenses incurred as a result of her current or past service to the Company. The agreement will also provide for the advancement of expense in connection with a threatened, pending or completed action, suit or proceeding.

Other than the director compensation arrangements described above, there is not any arrangement or understanding between Ms. Pitman and any other persons pursuant to which she was selected as director of the Company. Furthermore, the Company has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Ms. Pitman within the meaning of Item 404(a) of Regulation S-K.

Ms. Pitman was appointed as a member of the Ethics, Nominating and Governance Committee of the Board. The Board has determined that Ms. Pitman qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s bylaws. In connection with this appointment, the Board of Directors also changed the size of the Board from six to seven directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: February 15, 2018

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